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                                                             EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (File Nos. 2-83616 and 811-3732) (the "Registration Statement") of MFS/Sun Life Series Trust (the "Trust"), of my opinion dated April 24, 1998, appearing in Post-Effective Amendment No. 22 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 29, 1998.


                                        JAMES R. BORDEWICK, JR.
                                        James R. Bordewick, Jr.
                                        Assistant Secretary

Boston, Massachusetts
August 11, 1999
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